UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  November 12, 2004
                                                       -----------------

                          TNX Television Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

     000-33313                                             95-4868287
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(Commission File Number)                       (IRS Employer Identification No.)

1811 Chestnut Street, Suite 120,  Philadelphia, Pennsylvania         19103
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         (Address of Principal Executive Offices)                  (Zip Code)

                                 (215) 972-8191
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On November 12, 2004, we sold an aggregate of $575,000 in convertible promissory notes (the "Convertible Notes") to Irwin L. Gross, our Chairman and Chief Executive Officer, Platinum Partners Global Macro Fund, LP ("Platinum"), an affiliate of Mr. Gross and an unaffiliated investor. Prior to the issuance of the notes, Mr. Gross was a beneficial owner of more than 10% of our issued and outstanding common stock and Platinum was a beneficial owner of more than 5% of our issued and outstanding common stock.

      Upon the issuance of capital stock or units consisting of capital stock and any option, warrant or other right exercisable for our capital stock and any other security (the "New Securities") to a third party or parties with proceeds to us of not less than $7,000,000 (a "Next Financing"), each Convertible Note will be convertible, at the option of the holder thereof, into shares or units of New Securities. Each Convertible Note will convert into that number of New Securities equal to the principal amount of such Convertible Notes, plus accrued and unpaid interest, divided by the purchase price paid by the purchasers in the Next Financing. The New Securities issued to the investors upon conversion of the Convertible Notes shall be identical to the New Securities issued by us in connection with our next equity financing. The Convertible Notes will bear interest at the rate of seven percent per annum and will mature (if not earlier converted) six months after the date of issuance, at which time the unpaid principal and accrued but unpaid interest will be paid in full. We intend to use the net proceeds from the financing for general corporate purposes and working capital.

      We issued Common Stock Purchase Warrants (the "Warrants") in conjunction with the Convertible Notes. Warrant coverage was set at 25%. The Warrants are exercisable to acquire shares of our common stock at an exercise price equal to the purchase price paid by the investors in the Next Financing and shall expire on the second anniversary of the date of issuance. The Warrants contain customary provisions, including anti-dilution protection for stock splits, stock dividends, reclassifications, reorganizations and similar adjustments.

      The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Regulation D promulgated under the Securities Act. The shares of common stock underlying the Convertible Notes and the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The shares of common stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants contain piggyback registration rights such that if we determine at any time to register any of our common stock under the Securities Act, we have agreed to use our best efforts to include in such registration statement all or any part of the common stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, subject to certain limitations set forth in the financing documentation.

      As of November 12, 2004, we had outstanding 48,663,082 shares of common stock and 7,049 shares of 5% Series A convertible preferred stock, convertible into an aggregate of approximately 5,221,478 shares of common stock, outstanding warrants to purchase an aggregate of 7,026,804 shares of common stock and outstanding options to purchase an aggregate of 4,747,743 shares of common stock.

      This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TNX TELEVISION HOLDINGS, INC.

                                       By: /s/ Irwin L. Gross
                                           -------------------------------------
                                       Name: Irwin L. Gross
                                       Title: Chief Executive Officer

Date: November 18, 2004